As filed with the Securities and Exchange Commission on November 10, 2008.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________
NOVEN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
______________

Delaware	59-2767632

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11960 SW 144th Street Miami, Florida	33186

(Address of Principal Executive Offices)	(Zip Code)
______________
Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan
(Full title of the plan)
Peter Brandt
Noven Pharmaceuticals, Inc.
11960 Southwest 144th Street
Miami, Florida 33186
(Name and address of agent for service)
(305) 253-5099
(Telephone number, including area code, of agent for service)
With a copy to:
Michael I. Keyes, Esq.
David M. Seifer, Esq.
Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum	Amount of
Title of securities	Amount to be	offering price	aggregate	registration
to be registered	registered(1)	per share(2)	offering price(2)	fee(2)
Common Stock, par value $0.0001 per share(3)	1,500,000	$11.36	$17,040,000	$670

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the NASDAQ Global Select Market on November 4, 2008.

(3)	Each share of Common Stock registered under this Registration Statement includes an associated right to purchase from the registrant one one-thousandth of a share of Series A Junior Participating Preferred Stock for $110.00, subject to certain adjustments. These purchase rights are not exercisable until the occurrence of certain prescribed events, none of which has occurred. Additionally, these purchase rights are evidenced by the certificates representing the Common Stock and may be transferred only with the Common Stock. The value attributable to these purchase rights, if any, is reflected in the value of the Common Stock.

Explanatory Note
     On May 18, 2007, the stockholders of Noven Pharmaceuticals, Inc. (the “Company”) approved the amendment (the “Amendment”) of the Company’s 1999 Long-Term Incentive Plan (the “Plan”) to increase the maximum number of shares of the Company’s Common Stock, $0.0001 par value (the “Common Stock”), that may be issued under the plan by 1,500,000 shares. This Registration Statement has been filed to register the additional 1,500,000 shares of Common Stock issuable under the Plan as a result of the Amendment.
     The additional 1,500,000 shares to be registered by this Registration Statement are of the same class as those securities registered by the Company’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on November 12, 1999 (Registration No. 333-90835) and November 8, 2004 (Registration No. 333-120292) (collectively, the “Earlier Registration Statements”) covering the initial 4,768,848 shares of Common Stock issuable under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The following documents previously filed by the Company with the Commission are incorporated herein by this reference:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on April 1, 2008.
(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed with the Commission on May 12, 2008.
(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 8, 2008.
(4)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed with the Commission on November 10, 2008.
(5)	The Company’s Current Report on Form 8-K dated January 2, 2008, filed with the Commission on January 3, 2008.

(6)	The Company’s Current Report on Form 8-K dated January 2, 2008, filed with the Commission on January 4, 2008.
(7)	The Company’s Current Report on Form 8-K dated January 10, 2008, filed with the Commission on January 10, 2008.
(8)	The Company’s Current Report on Form 8-K dated March 18, 2008, filed with the Commission on March 21, 2008.
(9)	The Company’s Current Report on Form 8-K dated April 29, 2008, filed with the Commission on May 5, 2008.
(10)	The Company’s Current Report on Form 8-K dated May 28, 2008, filed with the Commission on June 2, 2008.
(11)	The Company’s Current Report on Form 8-K dated June 4, 2008, filed with the Commission on June 9, 2008.
(12)	The Company’s Current Report on Form 8-K dated July 31, 2008, filed with the Commission on August 6, 2008.
(13)	The Company’s Current Report on Form 8-K dated August 14, 2008, filed with the Commission on August 20, 2008.
(14)	The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2008, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
(15)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on October 21, 1988.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.	Exhibits.
     The following exhibits are filed herewith:

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on November 10, 2008.

NOVEN PHARMACEUTICALS, INC.
By:	/s/ Peter Brandt
Peter Brandt,
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter Brandt and Michael D. Price his true and lawful attorneys-in-fact and agents for him, and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Peter Brandt Peter Brandt	Chief Executive Officer, President and Director (Principal Executive Officer)	November 10, 2008
/s/ Michael D. Price Michael D. Price	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2008
/s/ Wayne P. Yetter Wayne P. Yetter	Chairman of the Board and Director	November 10, 2008
/s/ Sidney Braginsky Sidney Braginsky	Director	November 10, 2008
/s/ John G. Clarkson, M.D. John G. Clarkson, M.D.	Director	November 10, 2008
/s/ Donald A. Denkhaus Donald A. Denkhaus	Director	November 10, 2008
/s/ Pedro P. Granadillo Pedro P. Granadillo	Director	November 10, 2008
/s/ Phillip M. Satow Phillip M. Satow	Director	November 10, 2008
/s/ Robert G. Savage Robert G. Savage	Director	November 10, 2008

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).